 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENTUNDER
THE SECURITIES ACT OF 1933

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan
(Full title of the plan)

Scott A. Durchslag Chief Executive Officer Angie’s List, Inc. 1030 E. Washington Street Indianapolis, IN 46202 Telephone: (317) 888-5478
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share - Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan	2,971,039	(2)	$5.57	(3)	$16,548,687.23	$1,917.99
Total	2,971,039				$16,548,687.23	$1,917.99

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents an annual increase on January 1, 2017 to the number of shares of the Registrant’s Common Stock reserved for issuance under the Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”), which annual increase is provided for in the Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Common Stock as reported on the NASDAQ Global Market on February 16, 2017 (rounded up to the nearest cent).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
“REGISTRATION OF ADDITIONAL SECURITIES”

Angie’s List, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-178131) with the Securities and Exchange Commission (the “Commission”) on November 23, 2011 (the “Initial Registration Statement”), which registered shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) available for issuance under the Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement are incorporated herein by reference.

The Registrant has filed this Form S-8 Registration Statement (this “Registration Statement”) to register 2,971,039 additional shares of Common Stock, not previously registered, that are available for issuance under the Incentive Plan pursuant to the automatic share reserve increase provision of the Incentive Plan (the “Additional Incentive Plan Shares”).

This Registration Statement is hereby filed to reflect that, following the date hereof, the Additional Incentive Plan Shares are registered under the Incentive Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

a.	The Registrant’s Annual Report on Form 10-K filed with the Commission on February 21, 2017 for the fiscal year ended December 31, 2016; and

b.
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35339), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on November 7, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-176503	3.1	October 31, 2011
4.2	Amended and Restated Bylaws	S-1/A	333-176503	3.2	October 31, 2011
4.3	Common Stock Certificate	10-K	001-35339	4.01	March 8, 2016
4.4	Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan	S-8	333-191884	99.1	October 24, 2013
5.1	Opinion of Faegre Baker Daniels LLP					X
23.1	Consent of Ernst & Young LLP independent registered public accounting firm					X
23.2	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 21st day of February, 2017.

Angie’s List, Inc.

By:	/s/ SCOTT A. DURCHSLAG
Name: Scott A. Durchslag
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/ SCOTT A. DURCHSLAG		February 21, 2017
	Scott A. Durchslag	Chief Executive Officer and Director (Principal Executive Officer)
	/s/ THOMAS R. FOX		February 21, 2017
	Thomas R. Fox	Chief Financial Officer (Principal Financial Officer)
	/s/ CHARLES HUNDT		February 21, 2017
	Charles Hundt	Chief Accounting Officer (Controller or Principal Accounting Officer)
	*		February 21, 2017
	George D. Bell	Director
	*		February 21, 2017
	Mark Britto	Director
	*		February 21, 2017
	Thomas R. Evans	Director
	*		February 21, 2017
	Angela R. Hicks Bowman	Director
	*		February 21, 2017
	Michael S. Maurer	Director
	*		February 21, 2017
	David B. Mullen	Director
	*		February 21, 2017
	Michael D. Sands	Director
	*		February 21, 2017
	H. Eric Semler	Director
	*		February 21, 2017
	Susan E. Thronson	Director

*by:	/s/ SCOTT A. DURCHSLAG
Scott A. Durchslag
Attorney-in-fact

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-176503	3.1	October 31, 2011
4.2	Amended and Restated Bylaws	S-1/A	333-176503	3.2	October 31, 2011
4.3	Common Stock Certificate	10-K	001-35339	4.01	March 8, 2016
4.4	Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan	S-8	333-191884	99.1	October 24, 2013
5.1	Opinion of Faegre Baker Daniels LLP					X
23.1	Consent of Ernst & Young LLP independent registered public accounting firm					X
23.2	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney					X